Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:	MEDIA CONTACTS:
Cardima, Inc.	Investor Relations Group	Investor Relations Group
Barry D. Michaels	Gino De Jesus	Janet Vasquez
Interim Chief Financial Officer	John Nesbett	Dian Griesel, Ph.D.
(510) 354-0300	(212) 825-3210	(212) 825-3210
www.cardima.com

FOR IMMEDIATE RELEASE

CARDIMA ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

FREMONT, Calif. (August 10, 2004) – Cardima®, Inc. (Nasdaq SC: CRDM), developer of the REVELATION® Tx, REVELATION® T-Flex and REVELATION® Helix microcatheter systems for the treatment of atrial fibrillation (AF), today reported financial results for the second quarter ended June 30, 2004.

Net sales for the second quarter ended June 30, 2004 of $578,000 increased 18% from the same period in 2003. United States derived net sales increased 14% to $265,000 in the second quarter of 2004, from $232,000 in the same period of 2003. European derived net sales increased 125% to $90,000 from $40,000 for the second quarters of 2004 and 2003 respectively. Asian market net sales declined 3% or $7,000 to $212,000 in the second quarter of 2004 from $219,000 for the same prior year period.

Net loss for the second quarter of 2004 decreased by $ 994,000 or approximately 27%, to $2,673,000, or $0.03 per share compared with $3,667,000, or $0.06 per share, for the second quarter of 2003. The improvement was the result of management actions to reduce operating expenses, which decreased by 21 percent to $2,752,000 for the second quarter of 2004 from $3,498,000 for the same period in 2003. Selling, general and administrative expenses decreased by 17% or $311,000 to $1,548,000 from $1,859,000 for the second quarters of 2004 and 2003 respectively. Research and development expenses declined 27% to $1,204,000 in the second quarter of 2004 from $1,639,000 for the second quarter of 2003. Shares used in calculating the net loss per share increased to 84.6 million shares outstanding from 62.4 million shares due to the issuance of shares in connection with private placements since the second quarter of 2003 and the exercise of warrants following a redemption call issued in late 2003.

The Company has been engaged in continuing dialogue with the Food and Drug Administration (FDA) since the receipt on May 28, 2004 of the non-approvable letter from the FDA, dated May 21, 2004, relating to the REVELATION Tx pre-market approval (PMA) application. “As part of our on-going efforts in seeking PMA approval, we have provided to the FDA representatives clarification on some of the information previously provided in our PMA submissions,” said Gabe Vegh, Chief Executive Officer of Cardima. “With respect to our Surgical Ablation System, we continue to explore possible strategic transactions with third parties, and are pleased with the level of interest in our system.”

Cardima has scheduled an investor conference call regarding this announcement to be held today, beginning at 4:30 p.m. Eastern Time. To participate in the live call via telephone, please call (888) 396-2298 (domestic) or (617) 847-8708 (international) and use participant passcode #13178720. Individuals interested in listening to the conference call via the Internet may do so by visiting the investor relations section of the Company’s Web site at www.cardima.com. A telephonic replay of this call will be available for 14 days starting from 3:30 PM Pacific Time on Tuesday, August 10, 2004 through 8:59 PM Pacific Time on Tuesday, August 24, 2004. Please call (888) 286-8010 (domestic) or (617) 801-6888 (international) and use the participant passcode #98823104. The live webcast will be archived on Cardima’s website for one year.

About Cardima

Cardima, Inc. has developed the REVELATION® Tx, REVELATION T-Flex and REVELATION Helix linear ablation microcatheters, the NAVIPORT deflectable guiding catheters, and the INTELLITEMP energy management system for the minimally invasive treatment of atrial fibrillation (AF). The REVELATION Helix was developed for the treatment of AF originating in the pulmonary veins of the heart. The REVELATION Tx, REVELATION T-Flex and REVELATION Helix systems and the INTELLITEMP have received CE Mark approval in Europe. The Company has also developed a Surgical Ablation System, which targets market application by cardiac surgeons to treat AF by ablating cardiac tissue during heart surgery using radio frequency (RF) energy. In February 2003, the Company announced that it had received FDA 510(k) clearance to market the Surgical Ablation System in the U.S.

Except for the historical information contained herein, the matters discussed in this press release, including the Company’s belief about its pre-market approval application, or PMA, for the REVELATION® Tx, the performance and utility of its products and the prospects for entering into a strategic transaction for its Surgical Ablation System, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Potential risks and uncertainties include the risk that the Company will not be able to raise additional capital when needed to continue operations; the risk that the Company will be unable to obtain U.S. FDA approval for the Company’s PMA for the REVELATION® Tx linear ablation microcatheter system, including uncertainties associated with its ability to revise the study design and collect data acceptable to the FDA; the risk that the approval process for the REVELATION Tx or any other product, including additional clinical trials, will require substantial unanticipated expenses and management attention; the limited number of cases employing the Company’s products and the limited amount follow-up information involving these cases; uncertainties associated with the Company’s ability to secure distribution partners; the possibility of business disruption or unanticipated expenses due to the Company’s staffing reduction and financing efforts; and uncertainties associated with its ability to conduct successful clinical trials, obtain and maintain regulatory approvals, gain acceptance for the Company’s products from the marketplace or successfully manufacture, market, sell and distribute its products. Additional risks are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and Annual Report on Form 10-K for the year ended December 31, 2003. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company’s plans or expectations.

# # #

(Financial Tables Follow)

Cardima, Inc.

Statements of Operations

(Unaudited)

In thousands, except per share amounts

	For the three months ended June 30
	2004	2003
Net Sales	$578	$491
Cost of Goods sold	510	677

Gross Margin	68	(186)

Operating expenses:
Research and development	1,204	1,639
Selling, general and administrative	1,548	1,859

Total operating expenses	2,752	3,498

Operating loss	(2,684)	(3,684)

Interest and other income	15	21
Other non-cash expense	—	—
Interest expense	(4)	(4)

Net loss	$(2,673)	$(3,667)

Net loss per share	$(0.03)	$(0.06)

Shares used in computing net loss per share	84,620	62,391

Cardima, Inc.

Statements of Operations

(Unaudited)

In thousands, except per share amounts

	For the six months ended June 30
	2004	2003
Net Sales	$1,214	$1,129
Cost of Goods sold	1,228	1,638

Gross Margin	(14)	(509)

Operating expenses:
Research and development	2,192	2,713
Selling, general and administrative	2,775	3,693

Total operating expenses	4,967	6,406

Operating loss	(4,981)	(6,915)

Interest and other income (expense)	9	33
Other non-cash expense	(33)	—
Interest expense	(8)	(6)

Net loss	$(5,031)	$(6,888)

Net loss per share	$(0.06)	$(0.12)

Shares used in computing net loss per share	83,335	57,611

Selected Balance Sheet Data

(Unaudited)

In Thousands

	June 30, 2004 (Unaudited)	December 31, 2003*
Cash, cash equivalents and short term investments	$4,570	$6,446
Working capital	4,133	5,209
Total assets	7,590	9,310
Total liabilities	2,495	3,010
Stockholders’ equity	5,095	6,300

*	Derived from audited financial statements included in the Company’s Annual report on form 10-K

# # #